SCHEDULE OF SERIES PORTFOLIOS OF SPDR® SERIES TRUST

Dated: January 10, 2022

Fund Name
SPDR Portfolio S&P 1500 Composite Stock Market ETF

SPDR Portfolio S&P 500 ETF

SPDR Portfolio S&P 500 Growth ETF

SPDR Portfolio S&P 600 Small Cap ETF

SPDR Portfolio S&P 500 Value ETF

SPDR Portfolio S&P 400 Mid Cap ETF

SPDR Portfolio S&P 500 High Dividend ETF

SPDR S&P 400 Mid Cap Growth ETF

SPDR S&P 400 Mid Cap Value ETF

SPDR S&P 600 Small Cap ETF

SPDR S&P 600 Small Cap Growth ETF

SPDR S&P 600 Small Cap Value ETF

SPDR Global Dow ETF

SPDR Dow Jones REIT ETF

SPDR S&P Bank ETF

SPDR S&P Capital Markets ETF

SPDR S&P Insurance ETF

SPDR NYSE Technology ETF

SPDR S&P Dividend ETF

SPDR S&P Aerospace & Defense ETF

SPDR S&P Biotech ETF

SPDR S&P Health Care Equipment ETF

SPDR S&P Health Care Services ETF

SPDR S&P Homebuilders ETF

SPDR S&P Metals & Mining ETF

SPDR S&P Oil & Gas Equipment & Services ETF

SPDR S&P Oil & Gas Exploration & Production ETF

SPDR S&P Pharmaceuticals ETF

SPDR S&P Retail ETF

SPDR S&P Semiconductor ETF

SPDR S&P Software & Services ETF

SPDR S&P Telecom ETF

SPDR S&P Transportation ETF

SPDR S&P Regional Banking ETF

SPDR Bloomberg 1-3 Month T-Bill ETF

SPDR Portfolio Intermediate Term Treasury ETF

SPDR Portfolio Long Term Treasury ETF

SPDR Portfolio TIPS ETF

SPDR Portfolio Aggregate Bond ETF

SPDR Nuveen Bloomberg Municipal Bond ETF

SPDR Bloomberg International Treasury Bond ETF

SPDR Nuveen Bloomberg Short Term Municipal Bond ETF

SPDR Bloomberg High Yield Bond ETF

SPDR FTSE International Government Inflation-Protected Bond ETF

SPDR Bloomberg Short Term International Treasury Bond ETF

SPDR Portfolio Intermediate Term Corporate Bond ETF

SPDR Portfolio Long Term Corporate Bond ETF

SPDR Bloomberg Convertible Securities ETF

SPDR Portfolio Mortgage Backed Bond ETF

SPDR ICE Preferred Securities ETF

SPDR Portfolio Short Term Corporate Bond ETF

SPDR Bloomberg International Corporate Bond ETF

SPDR Bloomberg Emerging Markets Local Bond ETF

SPDR Portfolio Corporate Bond ETF

SPDR Nuveen Bloomberg High Yield Municipal Bond ETF

SPDR Portfolio Short Term Treasury ETF

SPDR Bloomberg Investment Grade Floating Rate ETF

SPDR Bloomberg Short Term High Yield Bond ETF

SPDR Portfolio High Yield Bond ETF

SPDR S&P 1500 Value Tilt ETF

SPDR S&P 1500 Momentum Tilt ETF

SPDR SSGA US Large Cap Low Volatility Index ETF

SPDR SSGA US Small Cap Low Volatility Index ETF

SPDR Bloomberg 1-10 Year TIPS ETF

SPDR MSCI USA StrategicFactors ETF

SPDR S&P 500 Fossil Fuel Reserves Free ETF

SPDR Russell 1000 Yield Focus ETF

SPDR Russell 1000 Momentum Focus ETF

SPDR Russell 1000 Low Volatility Focus ETF

SPDR FactSet Innovative Technology ETF

SPDR SSGA Gender Diversity Index ETF

SPDR S&P Internet ETF

SPDR S&P Kensho Intelligent Structures ETF

SPDR S&P Kensho Smart Mobility ETF

SPDR S&P Kensho Future Security ETF

SPDR S&P Kensho Clean Power ETF

SPDR S&P Kensho Final Frontiers ETF

SPDR S&P Kensho New Economies Composite ETF

SPDR S&P 500 ESG ETF

SPDR Bloomberg 3-12 Month T-Bill ETF

SPDR Bloomberg SASB Corporate Bond ESG Select ETF

SPDR Bloomberg Emerging Markets USD Bond ETF

SPDR S&P SmallCap 600 ESG ETF